SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549



                                 FORM 8-K

                              CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported): November 14, 1995




                         GUARDSMAN PRODUCTS, INC.
            (Exact name of registrant as specified in charter)



           DELAWARE                   1-4704               38-0593900
   (State or other jurisdic-       (Commission            (IRS Employer
     tion of incorporation)        File Number)       Identification No.)



        3033 Orchard Vista Drive, S.E., Suite 200
          P.O. BOX 1521, GRAND RAPIDS, MICHIGAN              49501
        (Address of principal executive offices)           (Zip Code)



                              (616) 957-2600
           (Registrant's telephone number, including area code)


                              NOT APPLICABLE
       (Former name or former address, if changed since last report)





ITEM 5.  OTHER EVENTS

          Guardsman Products, Inc. announced on November 14, 1995, the restructuring of its Coatings Group and a major plant closing. Under the Registrant's restructuring plan, the company will close its Grand Rapids, Michigan coatings manufacturing plant with its business being relocated to other company facilities. The Registrant anticipates that a one-time pretax charge to earnings of approximately $7 million or between $0.40 and $.045 per share will be recorded in the fourth quarter of 1995.

          The decision to close the Grand Rapids plant was based on studies recently undertaken to improve manufacturing and distribution efficiencies, in which the Registrant concluded that monies for capital improvements would be more effectively spent on its newer, more modern facilities. Furthermore, the closure of the plant and consolidation of the business into other facilities, which is expected to be completed in early 1996, is also in response to the current competitive environment in the industrial coatings industry.


                                SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   GUARDSMAN PRODUCTS, INC.



Dated:  November 17, 1995          By /S/HENRY H. GRAHAM, JR.
                                      Henry H. Graham, Jr.
                                      Vice President - Finance and Chief
                                      Financial Officer

















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